EXHIBIT 99.1

N E W S   R E L E A S E

[PolyOne Logo]

For immediate release

PolyOne Announces Steps to Reduce Cost Structure

CLEVELAND – January 14, 2003 – PolyOne Corporation (NYSE: POL), a leading global polymer services company, today announced actions designed to improve profitability by reducing the Company’s cost structure and strengthening its competitive position with customers.

As part of the restructuring, the Company will eliminate approximately 400 salaried positions, primarily in administrative functions. PolyOne projects that this reduction will lower selling and administrative (S&A) costs, as classified on its income statement, between $30 million and $35 million pre tax annually, effective with the second quarter of 2003. In addition, PolyOne will implement approximately $5 million to $10 million in reductions of non-personnel costs.

“The actions we are taking help us to achieve a position of low-cost competitiveness within our industry,” said Thomas A. Waltermire, PolyOne chairman and chief executive officer. “Moreover, these actions are designed to enable us to focus intensely on winning and supporting targeted customers and their markets. We have taken great care to ensure that our customers get the fast, reliable and cost-competitive service they require.”

PolyOne is committed to reducing its selling and administrative costs to less than 10 percent of sales from the current 12 percent. PolyOne’s 2002 sales are estimated to be $2.6 billion.

Most of the staff reductions result from simplifying processes and eliminating low-value activities throughout the organization. Additional savings will come from further centralization of certain functional areas in North America such as human resources, information technology, sourcing and finance, and from the elimination of outside professional services. The reductions are worldwide in scope, although nearly 90 percent of the affected employees are in North America.

These actions will build upon PolyOne’s previously announced initiatives to reduce costs. In fact, the reductions announced today will complement the program to consolidate and upgrade the Company’s North American manufacturing assets, resulting in further reductions in manufacturing costs and improvements in product quality and service. Begun nearly two years ago, this project is nearing completion.

PolyOne expects nearly all staff reductions to occur in the first quarter of 2003. The Company projects that the total pre-tax first-quarter 2003 earnings charge from the job eliminations will be approximately $22 million.

Cash flows associated with termination benefits will be spread over the year. The Company estimates that in the first quarter of 2003, these cash payments will exceed cost savings from the terminations by approximately $2 million to $3 million. In subsequent quarters, however, these actions should result in improved cash flows as net cost savings exceed termination benefits.

About PolyOne
 PolyOne Corporation, with revenues approximating $2.6 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company’s products and services can be found at www.polyone.com.

PolyOne Fourth-Quarter and Full-Year Earnings
 PolyOne will release its fourth-quarter and full-year earnings at the close of business on Thursday, January 30, 2003.

PolyOne Media & Investor Contact:	Dennis Cocco Chief Investor & Communications Officer 216.589.4018

Forward-Looking Statements
 In this release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving estimated and actual savings related to restructuring programs; (2) delays in achieving or inability to achieve the Company’s strategic value capture initiatives, including cost reduction and employee productivity goals, or achievement of less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company’s markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services that strategically fit the Company’s businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; and (15) a delay or inability to achieve divestitures necessary to achieve targeted debt levels .

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #103)

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